Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT, dated as of August 19, 2003 (this "Agreement"), is made by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), with headquarters located at 6744 South Howell Avenue, Oak Creek, WI 53154, and the parties named on the signature pages hereto (each of whom is hereinafter referred to as an "Initial Investor" and all of whom collectively are hereinafter referred to as the "Initial Investors").

                                    RECITALS:

     A. In connection with that certain Participation Agreement and those certain Agreements to Amend Operative Documents, each dated as of August 19, 2003 (collectively, the "Amendment Agreements"), by and among, as applicable, the Company, Midwest Airlines, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Company, Skyway Airlines, Inc., a Delaware corporation and a wholly-owned subsidiary of Midwest Airlines, Inc., and the other parties named in the Amendment Agreements, the Company has agreed to issue to the Initial Investors warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.01 per share (the "Common Shares" and, together with any associated preferred stock purchase rights ("Rights"), the "Securities").

     B. To induce the Initial Investors to execute and deliver the Amendment Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities.

                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms have the following meanings:

     1.1. "Investors" means the Initial Investors and any of their permitted transferees or assignees who receive or acquire Registrable Securities and agree to become bound by the provisions of this Agreement in accordance with Article IX, but in each case only for so long as such person holds Registrable Securities or Warrants giving the person the right to acquire Registrable Securities, except as otherwise provided in Article VI; provided that no such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a member of the National Association of Securities Dealers, Inc.

     1.2. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing the Registration Statement in compliance with the Securities Act and, in particular, pursuant to Rule 415 under the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     1.3. "Registrable Securities" means (a) the Warrants; (b) the Common Shares issued pursuant to the Warrants, but only if such Common Shares are issued upon exercise of the Warrants by

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the Initial Investors or Investors to whom the Warrants were sold or transferred in a private transaction and not pursuant to the Registration Statement; (c) the Common Shares issuable pursuant to the Warrants, but only if such Common Shares are issuable upon exercise of the Warrants by Investors other than the Initial Investors or Investors to whom the Warrants were sold or transferred in a private transaction and not pursuant to the Registration Statement; (d) any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to Common Shares referenced in clause (b) and (c); and (e) any Rights associated with the Common Shares, except that any such securities will cease to be Registrable Securities at such time as they have been sold under the Registration Statement or pursuant to Rule 144 or at such time as they are eligible to be sold pursuant to Rule 144(k).

     1.4. "Registration Period" means the period ending on the earlier to occur of (i) August 19, 2013; or (ii) the date on which no Registrable Securities remain outstanding or issuable.

     1.5. "Registration Statement" means the Registration Statement(s) of the Company filed with the SEC under the Securities Act in accordance with Section 2.1, including all amendments (pre-effective or post-effective) and supplements thereto and all documents incorporated by reference therein.

     1.6. "Rule 415" means Rule 415 under the Securities Act, or any successor rule providing for offering securities on a continuous basis, and applicable rules and regulations thereunder.

     1.7. "Rule 144" means Rule 144 under the Securities Act, or any successor rule, and applicable rules and regulations thereunder.

                                   ARTICLE II
                                  REGISTRATION

     2.1. Mandatory Registration. The Company will prepare and file with the SEC a Registration Statement registering all of the Registrable Securities for sale or resale, as the case may be (including without limitation all Common Shares issuable pursuant to the Warrants as of date of filing, except to the extent such Common Shares have ceased to be Registrable Securities at the date of filing and subject to Section 4.1), and in the case of resale, in accordance with the intended methods of resale or distribution described by the Investors in accordance with Section 4.1. The Company will file the Registration Statement on Form S-3, if available, or on such form as is then available to effect a registration of the Registrable Securities; provided, that if the Registration Statement is filed on Form S-1 or Form S-2 to register the Registrable Securities (because the Company does not qualify to use Form S-2 and/or Form S-3) and the Company subsequently qualifies to use Form S-2 or Form S-3, as the case may be, then the Company may take such actions as it deems appropriate to convert the Registration Statement to a Registration Statement on Form S-2 or Form S-3, as the case may be.

     2.2. Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement contemplated by the previous Section to be filed as soon as practicable but in no event later than December 19, 2003 (subject to extension by up to 12 business days by operation of Section 4.1) (the "Required Filing Date"). The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof, but in any event not later than January 20, 2004 (subject to extension to the extent the Required Filing Date was delayed by operation of Section 4.1) (the "Required Effective Date"). The Company's reasonable best efforts will include, but are not to be limited to, promptly responding in good faith to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will request that the Registration Statement become effective within five business days after such SEC notification.

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     2.3. Liquidated Damages.

          (a) If the Registration Statement has not been filed with the SEC by the Required Filing Date, then the Company will make a payment to each Investor (the "Late Filing Payment"). The Late Filing Payment for each Investor will be in an amount equal to (i) 1.35% of the then remaining aggregate exercise price of the Warrant or Warrants that are Registrable Securities or represent the right to acquire Registrable Securities and are held by the Investor on the Required Filing Date plus (ii) 1.35% of the exercise price paid for Common Shares that are Registrable Securities, were issued to the Investor upon exercise of the Investor's Warrant or Warrants and are held by such Investor on the Required Filing Date. Subject to subsection (f), the Company will make the Late Filing Payment to each Investor by check (or by wire transfer if the payment exceeds $10,000 in amount and the Company has wire transfer instructions from the Investor) within ten business days following the Required Filing Date.

          (b) If the Registration Statement has not been declared effective by the Required Effective Date, then the Company will make a payment to each Investor (the "Late Effective Payment"). The Late Effective Payment for each Investor will be an amount equal to (i) 0.34% of the then remaining aggregate exercise price of the Warrant or Warrants that are Registrable Securities or represent the right to acquire Registrable Securities and are held by the Investor on the Required Effective Date plus (ii) 0.34% of the exercise price paid for Common Shares that are Registrable Securities, were issued to the Investor upon exercise of the Investor's Warrant or Warrants and are held by such Investor on the Required Effective Date. Subject to subsection (f), the Company will make the Late Effective Payment to each Investor by check (or by wire transfer if the payment exceeds $10,000 in amount and the Company has wire transfer instructions from the Investor) within ten business days following the Required Effective Date.

          (c) If the Registration Statement has not been declared effective by the first monthly anniversary of the Required Effective Date, then the Company will make one or more payments to each Investor under this subsection (c) (each, a "Continuing Late Effective Payment"). The Continuing Late Effective Payment for each Investor for each calendar month after the first monthly anniversary of the Required Effective Date that the Registration Statement has not been declared effective will be an amount equal to (i) 0.34% of the then remaining aggregate exercise price of the Warrant or Warrants that are Registrable Securities or represent the right to acquire Registrable Securities and are held by the Investor on the respective last calendar day of the period to which the Continuing Late Effective Payment in question relates plus (ii) 0.34% of the exercise price paid for Common Shares that are Registrable Securities, were issued to the Investor upon exercise of the Investor's Warrant or Warrants and are held by the Investor on the respective last calendar day of the period to which the Continuing Late Effectiveness Payment in question relates.

          (d) If at any time after the Registration Statement has been declared effective sales thereunder during the Registration Period cannot be made by reason of the operation of Section 3.4(c) for a period of time that exceeds the limitations set forth in Section 3.4(c), then the Company will make a payment to each Investor (each, an "Excess Suspension Payment"). The Excess Suspension Payment for each Investor for each calendar month that sales cannot be made will be an amount equal to (i) 0.34% of the then remaining aggregate exercise price of the Warrant or Warrants that are Registrable Securities or represent the right to acquire Registrable Securities and are held by the Investor on the respective last calendar day of the period to which the Excess Suspension Payment in question relates plus (ii) 0.34% of the exercise price paid for Common Shares that are Registrable Securities, were issued to the Investor upon exercise of the Investor's Warrant or Warrants and are held by the Investor on the respective last calendar day of the period to which the Excess Suspension Payment in question relates.

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          (e) The Continuing Late Effectiveness Payment and the Excess
     Suspension Payment are referred to herein collectively as the "Payments." The Payments will be prorated on a daily basis for periods less than a calendar month. Subject to subsection (f), the Company will make the Payments to each Investor by check (or by wire transfer if the payment exceeds $10,000 in amount and the Company has wire transfer instructions from the Investor) within ten business days following the end of each calendar month as to which payment hereunder is due.

          (f) Upon the reasonable request of the Company in writing, an Investor shall promptly deliver to the Company in writing information regarding the Investor's Warrants and Common Shares (together with reasonable supporting documentation) to enable the Company to calculate the amount of any payment due under this Section 2.3. Until the Investor has responded to such a reasonable request, the Company may withhold any payment due under this
     Section 2.3 until the fourth business day after the Investor delivers such information.

          (g) The Investors may make a claim for additional damages as a remedy for the Company's failure to comply with the timelines relating to the Registration Statement set forth in this Agreement, but acknowledgement of such right in this Agreement shall not constitute an admission by the Company that any such damages exist or may exist. Notwithstanding the foregoing, if the Company has used its reasonable best efforts to avoid circumstances as a result of which the Registration Statement is not filed by the Required Filing Date, the Registration Statement has not been declared effective by the Required Effective Date or sales cannot be made under the Registration Statement during the Registration Period, then the damages described above shall be the Investors' sole and exclusive remedy for damages arising out of such circumstances. Nothing contained in the preceding sentence shall be read to limit the ability of the Investors to seek specific performance of this Agreement.

     2.4. Piggyback Registrations.

          (a) At any time prior to the expiration of the Registration Period, if the Registration Statement has not yet been declared effective in accordance with Section 2.1 and the Company decides to register any of its Common Shares for its own account or for the account of others, then the Company will promptly give the Investors written notice thereof and will use its best efforts to include in such registration all or any part of the Registrable Securities requested by such Investors to be included therein. This requirement does not apply to any registration statement related to the New Financing (as defined in the Warrant), Company registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit or director plans) or to registration statements that would otherwise not permit the registration of resales of previously issued securities. Each Investor must give its request for registration under this section to the Company in writing within 15 calendar days after receipt from the Company of notice of such pending registration. If the registration for which the Company gives notice is a public offering involving an underwriting, then the Company will so advise the Investors as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of Common Shares that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Company shall include in such registration (i) first, the securities desired to be sold pursuant to such Registration Statement by the shareholder or shareholders that are requiring the Company pursuant to a contractual registration right to file such Registration Statement, if any, (ii) second, the Registrable Securities requested by any of the Investors to be included in such offering, pro rata among the holders of such Registrable Securities on the basis

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     of the number of shares requested to be included by each such holder and
     (iii) third, the securities the Company proposes to sell.

          (b) No right to registration of Registrable Securities under this
     Section 2.4 limits in any way the registration required under Section 2.1 above. The obligations of the Company under this Section 2.4 expire upon the earlier of (i) the effectiveness of the Registration Statement filed pursuant to Section 2.1 above with respect to Registrable Securities or
     (ii) expiration of the Registration Period.

     2.5. Force Majeure. The Company shall not be deemed in breach of its commitments under Article II, and no Late Payment shall be due in respect of any period, to the extent that the Company is unable to fulfill its obligations hereunder in a timely fashion because the SEC, the New York Stock Exchange ("NYSE") and/or the Nasdaq Stock Market are closed or operating on a limited basis as a result of the occurrence of a Force Majeure. As used herein, "Force Majeure" means war or armed hostilities or other national or international calamity, or one or more acts of terrorism.

                                   ARTICLE III
                      ADDITIONAL OBLIGATIONS OF THE COMPANY

     3.1. Continued Effectiveness of Registration Statement. Subject to the limitations set forth in Section 3.4, the Company will use its best efforts to keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.

     3.2. Accuracy of Registration Statement. Assuming the accuracy of information furnished by or on behalf of the Investors, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company will prepare and file with the SEC as soon as practicable such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period (but subject to Section 3.4) and, during such period, will comply with the provisions of the Securities Act with respect to the sale or resale of all Registrable Securities covered by the Registration Statement until the termination of the Registration Period. The Company may take reasonable steps to aggregate changes to the Registration Statement for purposes of filing amendments to the Registration Statement or supplements to the prospectus related thereto so as to reduce the need for multiple amendments or supplements, and the Company shall not be required to file more than one post-effective amendment or supplement to reflect changes relating to Investors in any twenty calendar-day period.

     3.3. Furnishing Documentation. The Company will furnish to each Investor whose Registrable Securities are then included in the Registration Statement, and Investors' Counsel (as herein defined), if any, (a) promptly after each document is filed with the SEC, one copy of the Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus (if any) and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus (if any), and all amendments and supplements thereto, and such other documents as the Investor may reasonably request to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will notify each Investor whose Registrable Securities are then included in the Registration Statement of the filing and the effectiveness of the Registration Statement and any post-effective amendment on the date of filing or effectiveness of the Registration Statement or any post-effective amendment, as applicable.

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     3.4. Suspension of Sale and Resale Rights.

          (a) During the Registration Period, the Company will notify by facsimile each Investor who holds Registrable Securities that are then included in the Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (each an "Event"). The Company will promptly make such notification after the Company becomes aware of the Event (but in no event will the Company disclose to any Investor any of the facts or circumstances regarding the Event). Each Investor will hold in confidence and will not make any disclosure of any Event and any related information disclosed by the Company unless (i) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (ii) the information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Investor), (iii) the information was developed independently by an Investor without breach of this Agreement,
     (iv) the information was known to the Investor before receipt of such information from the Company, (v) the information was disclosed to the Investor by a third party not under an obligation of confidentiality or
     (vi) the period during which the Company may suspend use of the Registration Statement under Section 3.4(c) has expired. However, an Investor may make disclosure of an Event and/or any related information disclosed by the Company to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Investor ("Investor Representative"), if the Investor advises the Investor Representative of the confidentiality provisions of this
     Section 3.4(a), but the Investor will be liable for any act or omission of any of its Investor Representatives relative to such information as if the act or omission was that of the Investor. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of such confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such confidential information.

          (b) If the Registration Statement ceases to be effective or the prospectus related thereto ceases to be usable at any time during the Registration Period, including as a result of the occurrence of an Event under Section 3.4(a), then the Company will promptly (and in any event within 12 business days in the case of a post-effective amendment and within four business days in the case of a supplement, in each case after the Company becomes aware of the related circumstances) prepare a post-effective amendment or supplement to the Registration Statement or the prospectus to correct any untrue statement or omission or to otherwise update and modify the Registration Statement and the prospectus as required by applicable law and use its reasonable best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. The Company will deliver a number of copies of such post-effective amendment (in the form declared effective) or supplement to each Investor as such Investor may reasonably request. Sales and resales of Registrable Securities shall be suspended until the Company has filed such post-effective amendment or supplement to the Registration Statement or prospectus that cures such failure to be effective or useable and that is itself, in the case of a post-effective amendment, declared effective. The Company will notify Investors of an Event in accordance with Section 3.4(a), and the Company will notify each Investor who holds Registrable Securities that are then included in the Registration Statement of the existence of any other circumstances of which the Company has knowledge as a result of which the Registration Statement ceases to be effective or


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     the prospectus related thereto ceases to be usable. The Company will promptly notify each Investor when the use of the Registration Statement and prospectus may be resumed.

          (c) Notwithstanding the obligations under Section 3.4(a) and (b) or any provision of this Agreement, if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its shareholders for sales and resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or could have a Material Adverse Effect (including premature disclosure of the anticipated filing of a Company-initiated registration of any class of its equity securities), then the Company will have the right to suspend the use of the Registration Statement for a period of not more than 60 consecutive calendar days, and no more than 90 calendar days in a calendar year, provided, however, that, after deferring or suspending the use of the Registration Statement, the Company may not again defer or suspend the use of the Registration Statement until a period of 30 calendar days has elapsed after resumption of the use of the Registration Statement. "Material Adverse Effect" means a material adverse effect on the assets, liabilities, financial condition or results of operation of the Company and its subsidiaries, taken as a whole. If the Company suspends use of the Registration Statement under this
     Section 3.4(c), then the Company will promptly give notice of the suspension to all Investors whose securities are covered by the Registration Statement (in no event will the Company disclose to any Investor any of the facts or circumstances regarding the material event or Company-initiated registration) and will promptly notify each such Investor as soon as possible that the use of the Registration Statement may be resumed.

          (d) Subject to the Company's rights under this Section 3.4, during the Registration Period, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time, and the Company will promptly notify each Investor that holds Registrable Securities whose Registrable Securities are then included in the Registration Statement of the issuance of such order and the resolution thereof.

     3.5. Review by the Investors. The Company will provide a single firm of legal counsel, designated in writing by the Investors based on a determination made in accordance with Section 11.12 (the "Investors' Counsel"), copies of the Registration Statement and all amendments and supplements thereto (as well as all SEC correspondence related to the Registration Statement and requests for acceleration or effectiveness thereof) for review a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects within five business days after receipt thereof, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company and the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors, so long as they comply with all applicable laws in the Company's reasonable opinion. The Company further acknowledges and agrees that the use of Investors' Counsel pursuant hereto shall not be deemed to create a presumption that the Investors are in any way acting in concert with respect to the transactions contemplated by this agreement or the Warrants.

     3.6. Due Diligence; Confidentiality.

          (a) During the Registration Period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Investor whose


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     Registrable Securities are being sold pursuant to the Registration
     Statement and any Investor Representative retained by any such Investor (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as are reasonably necessary to enable each Inspector to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence.

          (b) Each Inspector will hold in confidence, use only in connection with the contemplated offering and not make any disclosure (except to an Investor) of all Records and other information that the Company reasonably determines in good faith to be confidential, and of which determination the Inspectors are so notified in writing, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Inspector),
     (iv) the Records or other information was developed independently by an Inspector without breach of this Agreement, (v) the information was known to the Inspector before receipt of such information from the Company, or
     (vi) the information was disclosed to the Inspector by a third party not under an obligation of confidentiality. However, an Inspector may make disclosure of such Records and other information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Inspector ("Inspector Representative"), if the Inspector advises the Inspector Representative of the confidentiality provisions of this Section 3.6(b), but the Inspector will be liable for any act or omission of any of its Inspector Representatives relative to such information as if the act or omission was that of the Inspector. Unless legally prohibited from so doing, each Investor will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Investor's ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

          (c) The Company will hold in confidence, and will not make any disclosure of, information concerning an Investor provided to the Company under this Agreement unless (i) the Company reasonably determines disclosure of such information is necessary to comply with federal or state securities laws, or any exchange listing or similar rules and regulations,
     (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, (v) the information was disclosed to the Company by a third party not under an obligation of confidentiality or (vi) such Investor consents to the form and content of any such disclosure. However, the Company may make disclosure of such information to any attorney, adviser or other third party retained by it that needs to know the information, as determined in good faith by the Company ("Company Representative"), if the Company advises the Company Representative of the confidentiality provisions of this Section 3.6(c), but the Company will be liable for any act or omission of any Company Representatives relative to such information as if the act or omission was that of the Company. If the Company learns that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, the Company will (unless legally


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     prohibited from so doing) give prompt notice to such Investor prior to making such disclosure and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.7. Blue Sky Filings. The Company will use its reasonable best efforts to file documents required of the Company for normal blue sky clearance in the United States in states reasonably specified in writing by an Investor prior to the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.7, (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause material expense or burden to the Company, or (e) make any change in its charter or bylaws, which in each case the Company determines to be contrary to the best interests of the Company and its shareholders.

     3.8. Listing. During the Registration Period, the Company shall use its reasonable best efforts to maintain the listing of all of the Registrable Securities (other than the Warrants) on the principal securities exchange or market or trading system, if any, on which Common Shares are then listed or traded.

     3.9. Share Certificates. The Company will cooperate in good faith with the Investors who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and will enable such certificates to be in such denominations or amounts and registered in such names as the Investors may reasonably request.

     3.10. Plan of Distribution. At the request of the Investors holding a majority in interest of the Registrable Securities registered pursuant to the Registration Statement under Section 2.1 (for purposes of such calculation, Common Shares issuable upon exercise of any Warrant that is among the Registrable Securities shall be treated as outstanding and owned by the holder of such Warrant), the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to change the plan of distribution set forth in such Registration Statement.

     3.11. Securities Laws Compliance. During the Registration Period, the Company will comply with all applicable laws related to the Registration Statement relating to the sale of Registrable Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

     3.12. Further Assurances. The Company will take all other reasonable actions as any Investor may reasonably request to expedite and facilitate disposition by such Investor of the Registrable Securities pursuant to the Registration Statement.

                                   ARTICLE IV
                          OBLIGATIONS OF THE INVESTORS

     4.1. Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities. At least twenty business days prior to the first anticipated filing date of the Registration Statement, the Company will notify each Investor of the information the Company requires from that Investor. If the Company has not received the requested information from an Investor by the third business day prior to the anticipated filing date specified in the notice, then the Company shall resend notice to the Investors who have not responded and may file the Registration Statement 12 business days thereafter without including Registrable Securities of such Investors who have not responded by the tenth business day thereafter. However, for any such Investor who subsequently responds, the Company will use its reasonable best efforts to include Registrable Securities of such Investor in the Registration Statement by means of a pre-effective or post-effective amendment to the Registration Statement to the extent the Company is able to do so without subjecting the Company to material expense or burden.

     4.2. Further Assurances. Each Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's irrevocable election to exclude all of such Investor's Registrable Securities from the Registration Statement.

     4.3. Suspension of Sales. Upon receipt of any notice from the Company under
Section 3.4, each Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus contemplated by Section 3.4(a) and (b) or (ii) the Company advises the Investor that a suspension of sales under Section 3.4(c) has terminated. If so directed by the Company, each Investor will deliver to the Company (at the expense of the Company) or destroy all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

                                   ARTICLE V
                            EXPENSES OF REGISTRATION

     During the Registration Period, in connection with registrations or filings, including post-effective amendments and supplements, pursuant to Articles II and III, the Company will bear (i) all reasonable expenses (other than underwriting discounts and commissions, and transfer taxes, if any) incurred in connection with filings, including post-effective amendments and supplements, pursuant to Articles II and III of this Agreement, including, without limitation, all registration, listing fees, qualifications and other fees and expenses of complying with blue sky laws, printers and accounting fees;
(ii) the fees and disbursements of legal counsel for the Company; and (iii) the reasonable fees and disbursements of Investors' Counsel (not to exceed $10,000).

                                   ARTICLE VI
                                 INDEMNIFICATION

     In the event that any Registrable Securities are included in the Registration Statement under this Agreement:

     6.1. Indemnification of the Investors. To the extent permitted by law, the Company will indemnify and hold harmless each Investor (including for purposes of this Article VI any person who was an Investor), any underwriter (as defined in the Securities Act) for the Investors, any directors or officers of such Investor and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act or acts as such Investor's investment advisor (each, an "Investor Indemnified Person") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims") to which any of them become subject under the

Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein: (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or any final prospectus (as amended or supplemented, if the Company files any amendment or supplement thereto with the SEC) included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law related to the Registration Statement, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) and (b) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6.3 with respect to the number of legal counsel, the Company will reimburse the Investors and each such underwriter or controlling person and each such other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Investor or its related Investor Indemnified Persons expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3; (ii) does not apply to a Claim arising out of or based on any failure by such Investor or its related Investor Indemnified Persons to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to them) or any covenant or agreement contained in the Amendment Agreements, the Warrants or this Agreement with respect to sales under the Registration Statement; (iii) does not apply to a Claim arising from an offer or sale of Registrable Securities occurring during a period in which sales are suspended in accordance with Section 3.4; and (iv) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons and will survive the transfer of Registrable Securities by Investors under Article IX.

     6.2. Indemnification of the Company and Certain Others. In connection with the Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section 6.1 above, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other Investor selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act (each, an "Company Indemnified Person") against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any of the following: (a) any matter of the type referred to clause
(a) in Section 6.1 above in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (b) any failure by such Investor to comply with prospectus delivery requirements (or the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement) or any covenant or agreement contained in the Amendment Agreements, the Warrants or this Agreement with respect to sales under the Registration Statement. Subject to the restrictions set forth in Section 6.3, such Investor will promptly reimburse any legal or other expenses, promptly as such expenses are incurred and due and payable, reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 6.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 6.2 and Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities or the Common Shares acquired upon exercise of any such Registrable Securities. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of Registrable Securities by Investors under Article IX.

     6.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Investor Indemnified Person or Company Indemnified Person, as the case may be ("Indemnified Person"), under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually and reasonably satisfactory to the indemnifying parties and the Indemnified Person. If the indemnifying party assumes the defense by notice to the Indemnified Person, then the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, except as expressly provided herein, and the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of an Indemnified Person, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 6.1 or 6.2, as applicable). However, in such case, or if the indemnifying party elects not to control the defense, the indemnifying party will pay for only one separate legal counsel for the Indemnified Persons collectively, and where the Indemnified Persons are the Investors, such legal counsel will be selected through a determination in accordance with Section
11.12. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article VI will be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                  ARTICLE VII
                                  CONTRIBUTION

     To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will contribute the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the indemnifying party, but also the relative fault of the Indemnified Party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Investors on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Article VI, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (c) no Investor will be liable under this Agreement (including this Article VII) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of such Investor's Registrable Securities or the Common Shares acquired upon exercise of any such Registrable Securities.

                                  ARTICLE VIII
                             EXCHANGE ACT REPORTING

     To make available to the Investors the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company will, until the end of the Registration Period:

     (a) Use its best efforts to file with the SEC in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

     (b) Furnish to each Investor, so long as such Investor holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                                   ARTICLE IX
                        ASSIGNMENT OF REGISTRATION RIGHTS

     The rights of any Investor hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable (in whole or in part) by such Investor to any permitted transferee or assignee of the Registrable Securities, if (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, and (c) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. Delivery to the Company of a completed and executed Form of Assignment in the form of Exhibit 3.1 to the Warrants, if the transfer involves Warrants that are Registrable Securities, and/or the Notice of Assignment substantially in the form of Exhibit B attached hereto, if the transfer involves only Common Shares that are Registrable Securities, shall satisfy the foregoing requirement. Any transferee or assignee of an Investor under Article IX shall be deemed an "Investor" for all purposes of this Agreement for so long as such person holds Registrable Securities, and shall be entitled to all rights of, and subject to all obligations (including indemnification obligations) of, an Investor hereunder.

                                    ARTICLE X
                        AMENDMENT OF REGISTRATION RIGHTS

     This Agreement may be amended and the obligations hereunder may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and of the Investors who then hold a majority in interest of the Registrable Securities (but not including any Investor who is not affected by such amendment or waiver). For purposes of such calculation, Common Shares issuable upon exercise of any Warrant that is among the Registrable Securities shall be treated as outstanding and owned by the holder of such Warrant. Any amendment or waiver effected in accordance with this Article X is binding upon each Investor and the Company. Notwithstanding the foregoing, no amendment or waiver will retroactively affect any Investor without its consent, or will prospectively adversely affect any former Investor who no longer owns any Registrable Securities without its consent.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1. Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     11.2. Notices. Except as set forth in Sections 3.3 and 3.4, all communications or notices required under this Agreement shall be deemed to have been given on the date of hand delivery or three (3) business days after mailing via certified or registered U.S. mail, return receipt requested, proper postage prepaid and properly addressed as follows (unless and until either party advises the other in writing of a change in such address in accordance with this Section 11.2):

          (a)  If to an Investor, to the address set forth on Exhibit A.

          (b)  If to the Company, to the address set forth below:

                           Midwest Express Holdings, Inc.
                           6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                           Attention:  President

     Information regarding the Initial Investors is set forth on Exhibit A. The Company shall update Exhibit A as necessary to add the information of any permitted transferee or assignee of an Investor who receives or acquires Registrable Securities and agrees to become bound by the provisions of this Agreement in accordance with Article IX and to supplement or update the information contained on Exhibit A to reflect revised information regarding an Investor of which the Company receives proper notice.

     11.3. Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, does not operate as a waiver thereof.

     11.4. Governing Law; Venue; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the Company and of the Investors and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the internal laws of New York (except as it relates to corporate law involving the Company, in which case it shall be governed by the internal laws of the state of incorporation of the Company) without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the internal laws of any other jurisdiction.

     Notwithstanding anything to the contrary in this Agreement or any other agreement between any of the parties hereto prior to the date hereof, each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof, hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or any permitted and registered assign and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided that nothing in this paragraph shall be construed as a waiver by any party of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     11.5. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     11.6. Entire Agreement. This Agreement, the Warrants and the Amendment Agreements (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     11.7. Successors and Assigns. Subject to the requirements of Article IX, this Agreement inures to the benefit of and is binding upon the successors and assigns of each of the parties hereto.

     11.8. Use of Pronouns. All pronouns refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     11.9. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     11.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which constitute one and the same agreement. This

Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures are binding on the parties hereto.

     11.11. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11.12. Consents. All consents and other determinations to be made by the Investors pursuant to this Agreement will be made by the Investors holding a majority in interest of the Registrable Securities (for purposes of such calculation, Common Shares issuable upon exercise of any Warrant that are among the Registrable Securities shall be treated as outstanding and owned by the holder of such Warrant).

     11.13. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                      COMPANY:

                                      MIDWEST EXPRESS HOLDINGS, INC.



                                      By: /s/ Robert S. Bahlman
                                         ---------------------------------------
                                          Name:  Robert S. Bahlman
                                          Title: Senior Vice President and
                                                 Chief Financial Officer




                  [SIGNATURES CONTINUE ON THE FOLLOWING PAGES]














                  Registration Rights Agreement Signature Page

                                      INVESTORS:


                                      BANC OF AMERICA LEASING & CAPITAL, LLC


                                      By:    /s/ James A. Redmond
                                         ---------------------------------------
                                      Name:  James A. Redmond
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      BANC ONE LEASING CORPORATION


                                      By:    /s/ Ennio F. Izzo
                                         ---------------------------------------
                                      Name:  Ennio F. Izzo
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      THE FIFTH THIRD LEASING COMPANY


                                      By:    /s/ William Mulder
                                         ---------------------------------------
                                      Name:  William Mulder
                                           -------------------------------------
                                      Title: Assistant Vice President
                                            ------------------------------------


                                      INFORMATION LEASING CORPORATION


                                      By:    /s/ Rae E. Buck, III
                                         ---------------------------------------
                                      Name:  Rae E. Buck, III
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      KIMBERLY-CLARK CORPORATION


                                      By:    /s/ Jolene L. Varney
                                         ---------------------------------------
                                      Name:  Jolene L. Varney
                                           -------------------------------------
                                      Title: Vice President and Treasurer
                                            ------------------------------------

                                      KREDITANSTALT FUR WIEDERAUFBAU


                                      By:    /s/ Christiane Laibach
                                         ---------------------------------------
                                      Name:  Christiane Laibach
                                           -------------------------------------
                                      Title: First Vice President
                                            ------------------------------------


                                      By:    /s/ Christian Kramer
                                         ---------------------------------------
                                      Name:  Christian Kramer
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------



                                      M & I FIRST NATIONAL LEASING CORPORATION


                                      By:    /s/ Tom Podewils
                                         ---------------------------------------
                                      Name:  Tom Podewils
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      SIEMENS FINANCIAL SERVICES, INC.


                                      By:    /s/ Anne C. Mickens
                                         ---------------------------------------
                                      Name:  Anne C. Mickens
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      By:    /s/ Craig L. Johnson
                                         ---------------------------------------
                                      Name:  Craig L. Johnson
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

                                      TRANSAMERICA AVIATION LLC


                                      By:    /s/ Dave B. Fate
                                         ---------------------------------------
                                      Name:  Dave B. Fate
                                           -------------------------------------
                                      Title: Executive Vice President
                                            ------------------------------------



                                      U.S. BANCORP EQUIPMENT FINANCE, INC.


                                      By:    /s/ Bruce Phoel
                                         ---------------------------------------
                                      Name:  Bruce Phoel
                                           -------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------------



                                      WELLS FARGO BANK NORTHWEST, NATIONAL
                                      ASSOCIATION


                                      By:    /s/ Mark J. Carpenter
                                         ---------------------------------------
                                      Name:  Mark J. Carpenter
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

                                                                       EXHIBIT A

                           INFORMATION AS TO INVESTORS


BANC OF AMERICA LEASING & CAPITAL, LLC

555 California St., 4th Floor
San Francisco, CA  94104

Attn:    James A. Redmond
Phone:   (415) 765-7381
Fax:     (415) 765-7418
Email:   james.redmond@bankofamerica.com


BANC ONE LEASING CORPORATION

1111 Polaris Parkway, Suite A3
Columbus, OH  43240

Attn:    Ennio F. Izzo
Phone:   (614) 213-5419
Fax:     (614) 213-7712
Email:   ennio_f_izzo@bankone.com


KREDITANSTALT FUR WIEDERAUFBAU

BMa
Palmengartenstrasse - 5 - 9
60325 Frankfurt am Main
Germany

Attn:    Karin Spranger
Phone:   +49.69.7431.3714
Fax:     +49.69.7431.4110
Email:   karin.spranger@kfw.de


M & I FIRST NATIONAL LEASING CORPORATION

250 East Wisconsin Ave.
Milwaukee, WI 53202

Attn:    Tom Podewils
Phone:   (414) 272-9743
Fax:     (414) 272-1710
Email:   tom.podewils@micorp.com

INFORMATION LEASING CORPORATION

One East Fourth St.
Cincinnati, OH 45202

Attn:    Rae E. Buck, III
Phone:   (513) 639-4796
Fax:     (513) 639-4794
Email:   rbuck@providentbank.com


SIEMENS FINANCIAL SERVICES, INC.

200 Somerset Corporate Boulevard
Bridgewater, New Jersey 08807

Attn:    V.P. Risk Management c/o Anne Mickens
Phone:   (908) 429-6040
Fax:     (908) 429-6076
Email:   anne.mickens@siemens.com


THE FIFTH THIRD LEASING COMPANY

38 Fountain Square Plaza
Cincinnati, OH 45202

Attn:    Bill Mulder
Phone:   (513) 534-0192
Fax:     (513) 534-6706
Email:   bill.mulder@53.com


TRANSAMERICA AVIATION LLC

Transamerica Aviation LLC
5080 Spectrum Drive, Suite 1100W
Addison, TX 75001

Attn:    Dave B. Fate EVP
Phone:   (972) 458-5999
Fax:     (972) 458-5959

U.S. BANCORP EQUIPMENT FINANCE, INC.

777 East Wisconsin Avenue
Milwaukee, WI  53202

Attn:    Ron Shapiro
Phone:   (414) 765-4638
Fax:     (414) 765-4332
Email:   ron.shapiro@usbank.com


WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

733 Marquette Avenue
Suite 700
Minneapolis, MN  55402

Attn:    James A. Bluhm
Phone:   (612) 667-9023
Fax:     (612) 667-9711
Email:   James.A.Bluhm@wellsfargo.com


KIMBERLY-CLARK CORPORATION

P.O. Box 619100
Dallas, TX 75261-9100

Attn:    John Wesley
Phone:   (972) 281-1385
Fax:     (982) 281-1578

                                                                       EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

                              NOTICE OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned Investor under that certain Registration Rights Agreement (the "Agreement"), dated August ___, 2003, by and among Midwest Express Holdings, Inc., a Wisconsin corporation, and the parties named on the signature pages thereto, hereby agrees to transfer unto _______________________________ (the "Transferee"), whose address is
_________________________________________________________, all of the rights of the undersigned under the Agreement with respect to _____ Common Shares (as defined in the Agreement) that are Registerable Securities (as defined in the Agreement) (the "Transferred Shares"). The Transferee hereby agrees to be a party to the Agreement and acknowledges and agrees that it is an "Investor" as defined in the Agreement, and agrees to be bound by all of the terms of the Agreement. The Transferee's phone, facsimile and e-mail information is as follows:

                        Attn:    _____________________
                        Phone:   _____________________
                        Fax:     _____________________
                        Email:   _____________________


Dated:  _________, ____.

                                      ------------------------------------------
                                      (the "Investor")


                                      By:
                                          --------------------------------------

                                      Its:
                                           -------------------------------------



                                      ------------------------------------------
                                      (the "Transferee")


                                      By:
                                          --------------------------------------

                                      Its:
                                           -------------------------------------